SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 24, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                             Tenet Discloses New Developments in San Diego Case.

On September 24, 2003, Tenet Healthcare Corporation (the “Company”) issued a press release stating that late Tuesday afternoon September 23, 2003, the associate administrator of Alvarado Hospital Medical Center, a San Diego-area facility owned by a subsidiary of the Company, voluntarily surrendered under an arrest warrant obtained by federal authorities.  The development is apparently part of the government’s ongoing investigation of physician relocation agreements at that hospital. A copy of the press release is attached as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date:  September 24, 2003

EXHIBIT INDEX

99.1                           Press Release issued on September 24, 2003.